Exhibit 10.13

Certain information marked as “xxx” has been excluded from the Agreement because it is both not material and is the type that the registrant treats as private or confidential

LOANSETTLEMENT AGREEMENT

贷款处置协议

Party A: Zhilin Li (or “Ms. Li”) ID Number: xxx

Party B: China Pharma Holdings Inc. (NYSE American: CPHI) (or the “Company”)

甲方：李志林（或 “李女士”）身份证号码：xxx

乙方：中国医药控股股份有限公司（纽约证券交易所美国代码：CPHI）（或 “公司”）

Whereas, Ms. Zhilin Li is the creditor of $1,854,452.10 to the Company (“Loan”) and the Company is the debtor;

Whereas, the Company is not able to pay Ms. Li the Loan in U.S. Dollar in cash in the foreseeable future; and

Whereas, the two parties agreed to settle the Loan in the form of securities of the Company subject to proper corporate governance procedure.

鉴于，李志林女士是本公司 1854452.10 美元（“贷款”）的债权人，本公司是债务人；

鉴于，公司在可预见的未来无法以美元现金形式向李女士支付贷款；和

鉴于，双方同意按照适当的公司治理程序，以公司证券的形式结清贷款。

Therefore, the two parties above have reached the following agreements with regards to the settlement of the Loan, for good consideration as of September 28, 2023.

1.	The Company agrees to issue an aggregate of 13,757,063 shares of its restrictive common stock, par value $0.001 per share (the “Shares”), based on the resolutions from its audit committee dated September 27, 2023, including the per share price of 0.1348 per share, the closing price immediately prior to the date of the AC authorization.

2.	Ms. Li agrees to receive the Shares to settle the Loan.

3.	The Company shall issue the Shares to Ms. Li by September 29, 2023. Upon the issuance of the Shares to Ms. Li, the Loan will be offset in its entirety by the Shares and therefore extinguished.

因此，截至 2023 年 9 月 28 日，上述双方就贷款的结算达成了以下协议。

1. 公司同意根据其审计委员会 2023 年 9 月 27 日的决议，发行总计 13757063 股限制性普通股，每股面值 0.001 美元(“股份”)，包括每股0.1348股的每股价格，即AC授权日期前的收盘价。

2. 李女士同意接收股份以结清贷款。

3. 公司应于 2023 年 9 月 29 日前向李女士发行股份。在向李女士发行股份后，该笔贷款 1854452.1 元将全部被股份抵消。

The parties signed this agreement below as of the date referenced above.

双方于上述日期签署本协议。

Party A:
甲方	/s/ Zhilin Li
Zhilin Li
李志林

Party B:	China Pharma Holdings Inc.
乙方

By:	/s/ Yingwen Zhang
Name:	Yingwen Zhang
姓名	张应文
Title: 职位	Independent Director, Member of the Audit Committee
审计委员会委员